UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 17, 2010, Altria Group, Inc. (“Altria”) entered into a senior unsecured 364-day revolving credit agreement (the “Credit Agreement”) with the lenders named therein and JPMorgan Chase Bank, N.A. (“JPMCB”) and Citibank, N.A. (“Citibank”), as administrative agents. The Credit Agreement provides for borrowings up to an aggregate principal amount of $600,000,000 and expires on November 16, 2011. Interest rates on borrowings under the Credit Agreement will be based on prevailing interest rates as described in the Credit Agreement and, in part, upon the credit default swap spread applicable to Altria’s long-term senior unsecured debt. Pricing for interest and fees under the Credit Agreement may be modified in the event of a change in the rating of Altria’s long-term senior unsecured debt.

Altria’s obligations under the Credit Agreement are guaranteed by Philip Morris USA Inc., a wholly-owned subsidiary of Altria (“PM USA”). PM USA’s guarantee is evidenced by a guarantee agreement (the “Guarantee Agreement”) made by PM USA in favor of the lenders under the Credit Agreement. The Guarantee Agreement will be PM USA’s senior unsecured obligation and will rank equally in right of payment with all of PM USA’s existing and future senior unsecured indebtedness.

The terms of the Guarantee Agreement are substantially similar to those contained in PM USA’s guarantee agreements related to Altria’s outstanding debt instruments.

The Credit Agreement replaces Altria’s existing $600,000,000 364-day senior unsecured revolving credit agreement (the “Terminated Agreement”), which was to expire on November 19, 2010 and was earlier terminated effective November 17, 2010. The Credit Agreement will be used for general corporate purposes and to support Altria’s commercial paper issuances. The Credit Agreement requires that Altria maintain (i) a ratio of debt to consolidated EBITDA of not more than 3.0 to 1 and (ii) a ratio of consolidated EBITDA to consolidated interest expense of not less than 4.0 to 1, each calculated as of the end of the applicable quarter on a rolling four-quarters basis.

The terms “consolidated EBITDA,” “debt” and “consolidated interest expense” are defined in the Credit Agreement and include certain adjustments.

At November 17, 2010, Altria had no borrowings outstanding under the Credit Agreement.

Some of the lenders under the Credit Agreement and their affiliates have various relationships with Altria and its subsidiaries involving the provision of financial services, including cash management, investment banking and trust services.

The description above is a summary and is qualified in its entirety by the Credit Agreement and the Guarantee Agreement, each of which is incorporated herein by reference and attached to this report as Exhibits 10.1 and 10.2, respectively.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 regarding the Terminated Agreement is hereby incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	364-Day Revolving Credit Agreement, dated as of November 17, 2010, among Altria, the lenders named therein and JPMCB and Citibank, as administrative agents

10.2	Guarantee Agreement, dated as of November 17, 2010, by PM USA in favor of the lenders under the 364-Day Revolving Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Corporate Secretary and Senior Assistant General Counsel

DATE: November 17, 2010

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	364-Day Revolving Credit Agreement, dated as of November 17, 2010, among Altria, the lenders named therein and JPMCB and Citibank, as administrative agents

10.2	Guarantee Agreement, dated as of November 17, 2010, by PM USA in favor of the lenders under the 364-Day Revolving Credit Agreement